Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 2000 included in CopyTele, Inc.'s Form 10-K for the fiscal year ended October 31, 1999 and to all references to our Firm included in this registration statement.

                                               /S/  ARTHUR ANDERSEN LLP




Melville, New York

January 8, 2001